APPROVED
                                             by the General Shareholders Meeting
                                               of OJSC Rostelecom on 1 June 2002
                                                Minutes No.1, dated 10 June 2002














                                   REGULATIONS

                           on the Management Board of
                          the Open Joint-Stock Company
          Long-Distance and International Telecommunications Rostelecom

                             (restated version No.1)



















                                     Moscow
                                      2002



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                             1. General Provisions

     1.1. These Regulations on the Management Board (hereinafter, "Regulations") shall, in accordance with the Civil Code of the Russian Federation, the Law "On Joint-Stock Companies" and the Charter of the Company, determine the legal status of the Management Board of the Company and of its members, including the term and procedure for the convocation and holding of meetings of the Management Board, as well as the decision-making procedure.

     1.2. The Management Board is a collegial executive body of the Company, which carries out the management of day-to-day activities of the Company.

     1.3. Members of the Management Board shall be appointed by decision of the Board of Directors of the Company for a term not exceeding five (5) years. The same member of the Management Board may be reappointed for an unlimited number of terms. The appointment shall be deemed effective from the moment when the relevant decision is adopted by the Board of Directors.

     The candidates for the Management Board shall be selected by the General Director of the Company from among the Deputies of the General Director, executive directors, heads of the Company's structural subdivisions and the Company's shareholders and their representatives.

     The powers of a member of the Management Board may be subject to early termination:

     -    by decision of the Board of Directors;

     - in the event that a member of the Management Board voluntary resigns, of which a member of the Management Board shall notify other members of the Management Board and the Company;

     - in the event that a member of the Management Board dies, or is declared missing or dead in accordance with the procedure stipulated by the applicable legislation;

     - in accordance with an effective court judgment or decision of an authorized governmental body on termination of the powers of a member of the Management Board.



         2. Purpose and Principles of Operation of the Management Board

     2.1.  The  purpose  of  the  Management   Board  activities  shall  be  the
procurement of the Company's effective operation.

     2.2. In order to accomplish its purpose, the Management Board shall adhere to the following principles:

     - prompt making of the most objective decisions for the benefit of the Company and its shareholders;

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     -    fair,  timely and efficient  fulfillment of resolutions of the General
          Shareholders Meeting and the Board of Directors of the Company.

                       3. Chairman of the Management Board

     3.1. The functions of the Chairman of the Company's Management Board shall be performed by the person carrying out the functions of the Company's individual executive body.

     3.2. The Chairman of the Management Board shall organize and chair meetings of the Management Board, sign all documents on behalf of the Company and minutes of meetings of the Management Board and act on behalf of the Company's Management Board without a power of attorney.

     3.3. If prompt decision-making on any matter is required, in the absence of the Chairman of the Management Board, the person acting as the General Director of the Company shall organize and chair the meeting of the Management Board and sign the minutes of the meeting.


                      4. Secretary of the Management Board

     4.1. The Secretary of the Management Board of the Company shall provide for the record keeping related to the operation of the Company's Management Board.

     The Secretary of the Management Board shall be appointed or dismissed by the person carrying out the functions of the Company's individual executive body as recommended by the Management Board on the basis of a decision, approved by a majority of votes of the Management Board members participating in the meeting.

     4.2. The Secretary of the Management Board may be dismissed at any time and a new Secretary of the Management Board may be appointed in accordance with the procedure set forth in Section 4.1 hereof for the appointment of the Secretary of the Management Board.

     In the absence of the Secretary of the Management Board, his or her functions shall be imposed on another person in the manner specified in Section
4.1 hereof for the appointment of the Secretary of the Management Board.

     4.3. The Secretary of the Management Board shall have the right:

     - to request from Company officers information and documents required for the preparation of materials regarding the issues on the agenda of meetings of the Management Board;

     - to receive remuneration for the performance of his or her duties and compensation for expenses related to the performance of functions of the Secretary of the Management Board.

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     4.4. The Secretary of the Management Board shall:

     -    keep and draw up minutes of meetings of the Management Board;

     -    record  and  keep  incoming   documentation  and  copies  of  outgoing
          documentation of the Management Board;

     -    notify  members  of  the  Management   Board  about  meetings  of  the
          Management Board in accordance with the procedure and within the term specified in these Regulations;

     - provide the members of the Management Board with materials necessary for consideration of the issues on agenda of meetings of the Management Board in accordance with the procedure and within the term specified in these Regulations;

     -    make extracts from minutes of meetings of the Management Board; and

     -    perform other functions specified in these Regulations.

     4.5. The Secretary of the Management Board shall be remunerated for performance of his or her functions and compensated for expenses related to the performance of functions of the Secretary of the Management Board.

     The amount of remuneration and compensation payable to the Secretary of the Management Board shall be determined by the decision adopted by a majority vote of the members of the Management Board participating in the meeting.



                       5. Meeting of the Management Board

     5.1. Meetings of the Management Board may be held only in the form of joint presence of its members.

     5.2. Meetings of the Management Board shall be held regularly, in accordance with the working schedule approved by a meeting of the Management Board, but no less than one time a month. If so required, the Management Board shall consider issues that are not included in the working schedule.

     5.3. A meeting of the Management Board may be convened by the Chairman of the Management Board on his/her own initiative or at the request of a member of the Company's Management Board.

     Determination of the term, convocation of a meeting, the agenda of a meeting and supervision of making and keeping of minutes of a meeting refers to the competence of the Chairman of the Management Board.

     At the request of members of the Management Board additional issues may be included in the agenda of a meeting of the Management Board.

     Necessary materials related to the issues for the agenda shall be promptly provided to the members of the Management Board in order to enable them to prepare for a discussion.

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Proposals on the issues for the agenda of a meeting of the Management Board that should be decided at the meeting, must be received by the Chairman of the Management Board at least five (5) days prior to the date of the meeting.

     5.4. The Secretary of the Management Board shall notify the members of the Management Board in any form about the convocation of a meeting of the Management Board, its place, time and agenda at least three (3) days prior to the date of the meeting.

     The above term may be reduced if any issues are required to be settled urgently provided that none of the members of the Management Board raised his objections.

     Together with the notice, members of the Management Board shall receive full and accurate information and all necessary materials related to the agenda issues.

     If necessary information was provided to the members of the Management Board with delay and the members of the Management Board did not have sufficient time to review this information, the meeting of the Management Board should be postponed at the request of a member(s) of the Management Board.

     5.5. The quorum for meetings of the Management Board shall be at least one-half of the appointed members of the Management Board.

     If the number of members of the Management Board is less than the number of members that constitute the quorum, the Board of Directors of the Company shall decide on determination of number of members of the Management Board and on appointment of the members of the Management Board of the Company.

     5.6. At the adoption of decisions of the Management Board, members of the Management Board that participate in the meeting shall express their opinion on the agenda issues by voting.

     5.7. At the meetings of the Management Board, decisions shall be adopted by a majority of votes of the members of the Management Board present at the meeting.

     5.8. At the adoption of the decisions at the meeting of the Management Board, each member of the Management Board shall have one vote.

     A member of the Management Board may not delegate its voting right to another person, including another member of the Management Board.

     In the event of a tie vote the Chairman of the Management Board shall have the deciding vote.

     5.9. During the meeting of the Management Board the Secretary of the Management Board shall keep the minutes of the meeting.

     The minutes of the Management Board meeting shall be drawn up no later than three (3) business days after the date of the meeting.

     The minutes of a meeting shall specify:

     - venue and time of the meeting;

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     - persons who were present at the meeting;

     - agenda of the meeting;

     - issues put to a vote and the voting results thereof; and

     - taken decisions.

     The minutes of a meeting of the Management Board shall be signed by the person presiding over the meeting and by the Secretary of the Management Board.

     The Company shall keep minutes of meetings of the Management Board at the location of its executive body or at another location known and accessible to the Company's shareholders, creditors of the Company and other interested parties, in accordance with the procedure and during the period determined by the federal executive body for the securities market. If such period is not determined, the Company shall keep the minutes of meetings of the Management Board permanently.

     The Company shall provide the members of the Board of Directors, the Audit Commission, the external auditor of the Company and the shareholders holding in aggregate not less than 25 percent of the Company's voting shares, access to minutes of the meetings of the Management Board.



                      6. Reports to the Board of Directors

     6.1. The Board of Directors shall exercise control over the operation of the Management Board. The Management Board shall submit to the Board of Directors reports on:

          6.1.1. prospective policy of the Company and other substantial issues of prospective management (not less than one time a year unless a change in the Company's standing requires immediate submission of such report);

          6.1.2. the profitability of the Company and, in particular, the profitability of the Company's assets (at the meeting of the Board of Directors, at which the annual accounting statements of the Company are considered);

          6.1.3. the Company's operation, specifically, the Company's turnover (regularly, not less than one time each quarter);

          6.1.4. activities which may materially affect the Company's profitability and liquidity (as soon as practicably possible to enable the Board of Directors to form an opinion about such activities before starting to perform them).



               7. Remuneration of Members of the Management Board

     7.1. A member of the Management Board shall receive remuneration for performing his or her functions on a quarterly basis.


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     7.2. The Company  shall,  in order to remunerate  members of the Management
Board, establish a special fund formed by way of deducting two tenths (0.2) of one percent of the Company's net profits remaining after the formation of the compulsory funds.

     7.3. The amount of personal remuneration shall be proposed by the Chairman of the Management Board depending on the volume and intensity of the work performed by a particular member of the Management Board.

     A decision on the amount of personal remuneration shall be made at the meeting of the Management Board by a simple majority of votes. The member of the Management Board, whose remuneration is put to vote shall not participate in the voting.



               8. Liability of the Members of the Management Board

     8.1. In exercising their rights and performing their duties the members of the Management Board shall act for the benefit of the Company and shall exercise their rights and perform their duties with respect to the Company reasonably and in good faith.

     8.2. Members of the Management Board shall be liable to the Company for losses caused to the Company by actions (inaction) through their fault in accordance with federal laws, other regulations of the Russian Federation and terms of the agreement concluded between each member of the Management Board and the Company.

     Members of the Management Board who voted against the decision that caused losses to the Company or who did not participate in the voting shall not be liable.

     8.3. At the determination of grounds and scope of the Management Board members' liability, usual business conditions and other relevant circumstances shall be taken into account.

     8.4. In case, where several persons are deemed liable under this Section, they will be jointly and severally liable to the Company.

     8.5. The Company or a shareholder(s) holding in aggregate at least one (1) percent of the Company's voting shares shall have the right to file a suit against a member of the Management Board claiming for damages caused to the Company, in cases specified in Section 7.2 of these Regulations.

     8.6. The members of the Management Board shall be responsible for the maintenance of secrecy and for the prompt development and implementation of measures to protect state secrets in accordance with the requirements of legal acts of the Russian Federation that determine the procedure for the protection of state secrets.

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           9. Proceedings for Approval and Introduction of Amendments
                        and Additions to the Regulations

     9.1. The Regulations shall be approved at the General Shareholders Meeting by a majority of votes of the shareholders holding the Company's voting shares and participating in the meeting.

     9.2. Amendments and additions to the Regulations may be adopted at the General Shareholders Meeting by a majority of votes of the shareholders holding the Company's voting shares and participating in the meeting.

     9.3. If, as a result of a change in the legislation of the Russian Federation or the Company's Charter, certain provisions of these Regulations will not comply with such changes, such provisions shall cease to be in force and before amendments to these Regulations are made, the members of the Management Board shall act in accordance with effective legal acts of the Russian Federation and the Company's Charter.




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